SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12 (b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            -------------------------


                                    Citicorp

             (Exact name of registrant as specified in its charter)


           Delaware                                           13-2614988
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)

    399 Park Avenue
    New York, New York                                          10043
   (Address of principal                                      (Zip Code)
     executive offices)


                     SECURITIES TO BE REGISTERED PURSUANT TO
                           SECTION 12 (g) OF THE ACT:

Fixed/Adjustable Rate Cumulative Preferred Stock, Series 23 (Without Par Value) (the "Preferred Stock")

Item 1. Description of Registrant's Securities.

        1.1 For a description of the Preferred Stock, reference is hereby made to the description of the Preferred Stock contained in the Prospectus dated December 15, 1995 as supplemented by the Prospectus Supplement dated December 19, 1995 relating to the Preferred Stock filed with the Securities and Exchange Commission pursuant to Rule 424 (b) under the Securities Act of 1933 (File No. 33-59791) and incorporated herein by reference (see in particular "Description of Offered Preferred Stock" in the Prospectus Supplement and "Description of Preferred Stock" in the Prospectus).

Item 2. Exhibits.

        2.1   Certificate  of   Designations,   authorizing   the  issuance  and
establishing the designation, preferences and rights of the Preferred Stock.



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement on Form 8-A to be signed on its behalf by the undersigned, thereunto duly authorized.




                                CITICORP
                                Registrant


                                By: /s/   Michael T. Nugent
                                    -----------------------
                                          Michael T. Nugent
                                          Vice President







Date: December 27, 1995